UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):      April 26, 2004

                          MONARCH CASINO & RESORT, INC.
             (Exact name of registrant as specified in its charter)


          NEVADA                     0-22088                  88-0300760
(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)             File Number)          Identification No.)


     1175 W. Moana Lane, Suite 200
            Reno, NEVADA                                          89509
(Address of Principal Executive Offices)                        (Zip Code)



                                 (775)825-3355
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
              ----------------------------------------------------
          (Former name or former address, if changed since last report)





ITEM 12. Results of Operations and Financial Condition

     On April 26, 2004, Monarch Casino & Resort, Inc. (the "Company") issued a press release reporting the Company's financial results for the first quarter ended March 31, 2004. A copy of the press release is attached hereto as
Exhibit 99.1 and incorporated herein by reference.



ITEM 7.  Financial Statements and Exhibits

     (c) EXHIBITS

         99.1  Text of press release dated April 26, 2004.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MONARCH CASINO & RESORT, INC.


Date:    April 26, 2004                By: /s/ Ben Farahi
                                              -------------------------------
                                       Name:   Ben Farahi
                                       Title:  Chief Financial Officer,
                                               Treasurer and Secretary

                                                                  Exhibit 99.1

                                PRESS RELEASE

       MONARCH CASINO & RESORT, INC. ANNOUNCES RECORD FIRST QUARTER RESULTS
                 - EPS BEATS 2003 RECORD FIRST QUARTER BY $0.10 -

RENO, NV-April 26, 2004- Monarch Casino & Resort, Inc. (Nasdaq: MCRI) (the "Company") today announced strong results for the first quarter ended March 31, 2004. Net income, earnings per share, casino revenue, hotel revenue, net revenue and EBITDA (1) all exceeded previously reported first quarter records.

     For the first quarter ended March 31, 2004, the Company recorded net income of $2,758,245, or $0.29 per diluted share, a 50.1% improvement over last year's record first quarter net income of $1,837,927, or $0.19 per diluted share. Net revenue improved 12.2% in the first quarter of 2004 as compared to the same period in 2003, increasing from $27,167,928 to $30,485,978. Casino revenue in the first quarter ended March 31, 2004, was $19,902,851, a 12.2% improvement over the $17,739,705 from the previous year's first quarter. The increase in casino revenue resulted from a greater volume of play at the Atlantis. Hotel revenue increased 17.0% to $5,518,305 in the 2004 first quarter over the same period in 2003, driven primarily by a strong increase in the average daily room rate, from $53.31 to $59.76, and a slight increase in hotel occupancy, from 89.1% to 90.7%.

     These first quarter revenue increases, combined with lower increases in operating costs led to a 35% increase in income from operations and improved the operating margin from 12.9% in the 2003 first quarter to 15.6% in the 2004 first quarter. The Company's cash flow, as measured by EBITDA (1), increased 26.7% in the 2004 first quarter as compared to the same period a year earlier, reaching $7,747,729.

     John Farahi, Co-chairman and Chief Executive Officer of Monarch commented on the record earnings: "Our impressive first quarter results are a testament to the quality of the Atlantis' management team, convenient location and fresh product in a very competitive Reno environment. We achieved a strong flow-through of the incremental revenue to both the operating income and net income lines. The former is attributable to persistent and ongoing cost controls leading to effective operating leverage. The latter was further assisted by the elimination of the stockholder guarantee fee in late February. Our first quarter performance confirmed the strength of the Company's business plan and emphasis on the locals market." He continued, "the Company's refinancing of its original $80 million credit facility on February 23rd for another five years at the $50 million level sends a strong signal to the financial community. Not only did our bank group demonstrate its confidence in the Company by removing the controlling stockholders? guarantees and the consequent need for the fee, but was further encouraged by the Company's continuous debt reduction of the past few years. The Company's reduced debt levels have resulted in one of the most conservative balance sheets in the industry and, combined with its consistently improving operating performance, attendant financial ratios."

     Mr. Farahi further added, "the improvement in hotel revenue and margin was particularly heartening in light of the extensive remodeling of all 283 rooms in our 18-story second tower throughout the quarter. We had substantial disruption mid-week and still managed to post record results. Our hotel staff is to be congratulated."

     Monarch Casino & Resort, Inc., through its wholly-owned subsidiary, owns and operates the tropically-themed Atlantis Casino Resort in Reno, Nevada.
The Atlantis is the closest hotel-casino to and is directly across the street from the Reno-Sparks Convention Center. The Atlantis is recognizable due to its Sky Terrace, a unique structure rising approximately 55 feet from street level and spanning 160 feet across the street with no intermediate support pillars. The Sky Terrace connects the Atlantis to a 16-acre parcel of land owned by the Company, that is compliant with all casino zoning requirements and is suitable and available for future expansion of the Atlantis facilities and is currently being used by the Company as additional paved parking for the Atlantis. The existing Atlantis site offers almost 1,000 guest rooms in three contiguous high-rise hotel towers and a motor lodge. The tropically-themed Atlantis features approximately 51,000 square feet of high-energy casino space with 37 table games and approximately 1,450 slot and video poker machines, a sports book, Keno and a poker room, and offers a variety of dining choices in the form of nine high-quality food outlets.

     This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 which are subject to change, including, but not limited to, comments relating to (i) future operating performance and (ii) the financial benefits that may result from future operations. The actual results may differ materially from those described in any forward-looking statements. Additional information concerning potential factors that could affect the Company?s financial results is included in the Company?s Securities and Exchange Commission filings, which are available on the Company's web site.

Contacts: Ben Farahi at (775) 825-3355 or benfarahi@monarchcasino.com
          Karl G. Brokmann at (775) 825-3355 or kbrokmann@monarchcasino.com

For additional information including artist renditions and photographs, visit Monarch's web site at monarchcasino.com.

(1) "EBITDA" consists of net income plus provision for income taxes, other expenses (income), and depreciation and amortization. EBITDA should not be construed as an alternative to operating income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. This item enables comparison of the Company's performance with the performance of other companies that report EBITDA, although some companies do not calculate this measure in the same manner and therefore, the measure as presented, may not be comparable to similarly titled measures presented by other companies.

                        MONARCH CASINO & RESORT, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                                                     Three Months Ended
                                                          March 31,
                                               ----------------------------
                                                    2004            2003
                                               ------------    ------------
                                                (Unaudited)     (Unaudited)
Revenues
  Casino...................................... $ 19,902,851    $ 17,739,705
  Food and beverage...........................    8,825,823       8,211,408
  Hotel.......................................    5,518,305       4,716,178
  Other.......................................      863,030         885,745
                                               ------------    ------------
     Gross revenues...........................   35,110,009      31,553,036
  Less promotional allowances.................   (4,624,031)     (4,385,108)
                                               ------------    ------------
     Net revenues.............................   30,485,978      27,167,928
                                               ------------    ------------
Operating expenses
  Casino......................................    7,440,671       7,126,103
  Food and beverage...........................    4,391,722       4,123,738
  Hotel.......................................    2,067,987       1,645,979
  Other.......................................      318,463         304,566
  Selling, general, and administrative........    8,519,406       7,852,184
  Depreciation and amortization...............    3,003,359       2,600,409
                                               ------------    ------------
     Total operating expenses.................   25,741,608      23,652,979
                                               ------------    ------------
     Income from operations...................    4,744,370       3,514,949

Other expense
  Interest expense............................      429,961         449,880
  Stockholder guarantee fee expense...........      136,164         281,342
                                               ------------    ------------
     Total other expense......................      566,125         731,222
                                               ------------    ------------
     Income before income taxes...............    4,178,245       2,783,727
Provision for income taxes....................    1,420,000         945,800
                                               ------------    ------------
     Net income...............................  $ 2,758,245    $  1,837,927
                                               ============    ============

  Earnings per share of common stock
   Net income
    Basic.....................................  $      0.30    $       0.19
    Diluted...................................  $      0.29    $       0.19

  Weighted average number of common
    shares and potential common
    shares outstanding
      Basic...................................    9,344,736       9,468,308
      Diluted.................................    9,382,256       9,503,599

                        MONARCH CASINO & RESORT, INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       March 31,      December 31,
                                                         2004            2003
                                                    -------------    -------------
                                                     (Unaudited)
                      ASSETS

Current assets
  Cash............................................  $  11,076,465    $   9,711,310
  Receivables, net................................      2,927,622        2,818,727
  Federal income tax refund receivable............             -           756,698
  Inventories.....................................      1,154,203        1,245,967
  Prepaid expenses................................      2,291,960        2,234,773
  Deferred income taxes...........................        542,457          542,457
                                                    -------------    -------------
     Total current assets.........................     17,992,707       17,309,932
                                                    -------------    -------------
Property and equipment
  Land............................................     10,339,530       10,339,530
  Land improvements...............................      3,226,913        3,226,913
  Buildings.......................................     78,955,538       78,955,538
  Building improvements...........................      6,364,841        6,304,642
  Furniture and equipment.........................     64,847,425       63,230,354
                                                    -------------    -------------
                                                      163,734,247      162,056,977
  Less accumulated depreciation and amortization..    (64,627,410)     (63,618,047)
                                                    -------------    -------------
     Net property and equipment...................     99,106,837       98,438,930
                                                    -------------    -------------
Other assets, net.................................        478,003          128,263
                                                    -------------    -------------
     Total assets.................................  $ 117,577,547    $ 115,877,125
                                                    =============    =============
       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Current maturities of long-term debt............  $   6,574,981    $   6,059,591
  Accounts payable................................      8,204,153        8,407,887
  Accrued expenses................................      5,766,059        6,707,257
  Federal income taxes payable....................        584,462               -
                                                    -------------    -------------
     Total current liabilities....................     21,129,655       21,174,735

Long-term debt, less current maturities...........     39,900,000       41,125,000
Deferred income taxes.............................      4,933,427        4,854,587

Commitments and contingencies.....................

Stockholders' equity
  Preferred stock, $.01 par value, 10,000,000
   shares authorized; none issued.................             -                -
  Common stock, $.01 par value, 30,000,000
   shares authorized; 9,536,275 issued;
   9,329,830 outstanding at 03/31/2003,
   9,474,830 outstanding at 12/31/2002............         95,363           95,363
  Additional paid-in capital......................     17,381,548       17,432,635
  Treasury stock,
   206,445 shares at 03/31/2003, 61,445 shares
   at 12/31/2002, at cost.........................     (1,253,110)      (1,437,614)
  Retained earnings...............................     35,390,664       32,632,419
                                                    -------------    -------------
     Total stockholders' equity...................     51,614,465       48,722,803
                                                    -------------    -------------
     Total liabilities and stockholders' equity...  $ 117,577,547    $ 115,877,125
                                                    =============    =============

                        MONARCH CASINO & RESORT, INC.
                  RECONCILIATION OF NET INCOME TO EBITDA (1)


                                                        Three Months Ended
                                                             March 31,
                                                     -----------------------
                                                         2004        2003
                                                     (unaudited) (unaudited)
                                                     ----------- -----------
Net income                                           $2,758,245  $1,837,927
Adjustments
  Provision for income taxes                          1,420,000     945,800
  Interest expense                                      429,961     449,880
  Stockholder guarantee fee
    Expense                                             136,164     281,342
  Depreciation & amortization                         3,003,359   2,600,409
                                                     ----------- -----------
EBITDA (1)                                           $7,747,729  $6,115,358
                                                     =========== ===========